RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               LMI AEROSPACE, INC.

        The undersigned, the duly authorized President and Assistant Secretary of LMI Aerospace, Inc. (f/k/a Leonard's Metal, Inc.) (the "Corporation"), do hereby restate the following Articles of Incorporation of the Corporation, which restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation of the Corporation as heretofore amended, which restated Articles of Incorporation were duly adopted and approved by the Shareholders and Directors of the Corporation on April 22, 1998, and which restated Articles of Incorporation supersede the original Articles of Incorporation of the Corporation and all amendments thereto:

                                   ARTICLE ONE

        The name of the Corporation shall hereinafter be:

                               LMI AEROSPACE, INC.

                                   ARTICLE TWO

        The address of its registered office in the State of Missouri is 101 South Hanley Road, Suite 1600, St. Louis, Missouri 63105. The name of its registered agent at such address is Sanford S. Neuman.

                                  ARTICLE THREE

             (a) The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Thirty Million (30,000,000), each having a par value of Two Cents ($0.02) per share. Of such authorized shares, Twenty-Eight Million (28,000,000) shares are hereby classified and designated as Common Stock and Two Million (2,000,000) shares are hereby classified and designated as Preferred Stock.

             (b) The voting power of the Corporation shall be vested in the holders of the Common Stock, who shall be entitled to one vote per share of Common Stock on all matters to be voted on by the stockholders (including the election of directors), except to the extent voting rights are established for holders of Preferred Stock by the Board of Directors in accordance with part (c) of this Article Three.

             (c) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Three, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

             (d) The authority of the Board of Directors with respect to the establishment of each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (i) the number of shares constituting that series and the distinctive designation of that series;

                  (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                  (iv) whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                  (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (viii) any other relative rights, preferences and limitations of that series.

             (e) There shall be no right to cumulative voting in the election of directors.

             (f) Except as otherwise required by the General and Business Corporation Law of the State of Missouri, whenever the holders of shares of stock of the Corporation shall be entitled to vote as a class at a meeting at which a quorum of the class is present with respect to any matter, the affirmative vote of a majority of the shares of such class voted in person or by proxy at the meeting shall be required to constitute the act of such class. 2

                                  ARTICLE FOUR

        No holder of any share of stock or other security of the Corporation, either now or hereafter authorized or issued, shall have any preferential or preemptive right to acquire additional shares of stock or any other security of the Corporation other than such, if any, as the Board of Directors may in its discretion from time to time determine pursuant to the authority conferred by these Articles of Incorporation of the Corporation.

                                  ARTICLE FIVE

        The name and place of residence of the each incorporator is as follows:

                            Sanford S. Neuman
                            848 South Meramec
                            St. Louis, Missouri 63105

                                   ARTICLE SIX

             (a) The number of directors constituting the entire Board shall be not less than three (3) nor more than nine (9) persons, as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director then in office and, provided further, that the number of directors constituting the entire Board shall be five (5) until otherwise fixed by a majority of the entire Board.

             (b) In furtherance and not in limitation of the powers granted by statute, the board of directors is authorized to adopt, alter or repeal the bylaws of the Corporation.

                                  ARTICLE SEVEN

        The duration of the Corporation is perpetual.

                                  ARTICLE EIGHT

        The Corporation is formed for the following purposes and shall have the following powers:

                  To have and exercise all the powers now or hereafter conferred by the laws of the State of Missouri upon corporations organized under the laws of said State, and any and all acts amendatory thereof and supplemental thereto;

         and to do any and all things necessary and proper in carrying out or accomplishing any and all of the above-mentioned purposes or any part thereof, not inconsistent with the Constitution and laws of the State of Missouri or these Articles of Incorporation.

                                  ARTICLE NINE

        The Corporation shall have the power, without further action by the shareholders of the Corporation, to give any further indemnity in addition to the indemnity authorized or contemplated under the bylaws of this Corporation to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or to enter into agreements with any of such persons providing such rights of indemnification as the Corporation may deem appropriate; provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that different or similar agreements may have been or may thereafter be entered into with other directors. Nothing in this Article Nine shall be deemed to limit the power of the Corporation under Section Five of Article VIII of the bylaws of this Corporation to enact bylaws or enter into agreements without shareholder adoption of the same.

        IN WITNESS WHEREOF, I have hereunto set my hand as of this _____ day of April, 1998.

                                            LMI AEROSPACE, INC.

                                              /s/ Ronald S. Saks
                                            By:
                                               Ronald S. Saks, President

ATTEST:

 /s/ Sanford S. Neuman
By:
   Sanford S. Neuman, Assistant Secretary


STATE OF MISSOURI                      )
                                       )  ss.
COUNTY OF ST. LOUIS                    )

         I, ________________________, a notary public do hereby certify that on this _____ day of April, 1998, personally appeared before me Ronald S. Saks, who, being by me first sworn, declared that he is the President of LMI AEROSPACE, INC., that he signed the foregoing Amended and Restated Articles of Incorporation as President of the Corporation, and that the statements therein contained are true and correct to the best of his personal knowledge, information and belief.


                                             __________________________________
                                             Notary Public

My commission expires:________________